SUBSCRIPTION AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF THE _____ DAY OF __________, 2016 (the "Effective Date").

BETWEEN:

DUONAS CORP.

str. Osijek 50, Rijeka,

Primorje-Gorski Kotar, Croatia, 51000

(the "Company")

AND:

_____________________________________

_____________________________________

(the "Purchaser")

WHEREAS:

A.                                          The Purchaser wishes to subscribe for shares of common stock of the Company as described below (the "Securities");

B.                                           The Purchaser has received from the Company the Common Stock offering (the “Common Stock”) of DUONAS CORP., which sets forth the terms and conditions of the offering (“Offering”);

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt of which is hereby acknowledged, the parties covenant and agree with each other as follows:

The Purchaser irrevocably submit this Agreement for the purchase of_____________ Shares at $0.03 per Share. With this Agreement, he/she also submit payment in the amount of $_____________ ($0.03 per Share) for the Shares subscribed.

The undersigned acknowledges that he has received a copy of the prospectus of the Company, dated _____________________, 201__ filed with the Securities and Exchange Commission (“Prospectus”) with respect to the offer and sale of the shares of stock being purchased. The undersigned is not relying on the Company or its affiliates with respect to economic considerations involved in this investment, but has relied solely on its own advisors.

The undersigned further acknowledges that although the shares of common stock being purchased from the Company are registered securities under the U.S. Securities Act of 1933, as amended, there may be restrictions on the resale of the shares imposed by the particular state law where the undersigned resides or in a jurisdiction outside of the United States. Accordingly, the undersigned will not offer to sell or sell the Shares in any jurisdiction unless the undersigned obtains all required consents, if any.

If you are interested in purchasing shares ("Shares") of the common stock (the "Common Stock") of DUONAS CORP. (the "Company"), you must complete this Subscription Agreement (the "Agreement");

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IN WITNESS WHEREOF the parties have executed this written Agreement effective as of the Effective Date.

By:__________________________________________ Signature of Subscriber ____________________________________________
By:__________________________________________ Signature of Company Vladyslav Beinars, President of Duonas Corp. Duonas Corp.

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